UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 3, 2014
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws

Effective June 3, 2014, the Board of Directors of GrowLife, Inc. (the “Company”) approved amended and restated bylaws of the Company which replace the Company’s previous bylaws in their entirety (the “First Amended and Restated Bylaws”).

The Company’s previous bylaws were adopted by the Company in 2011 and have been updated. The First Amended and Restated Bylaws reflect the Company’s current corporate practices and current Delaware statutory provisions.

Among the provisions in the First Amended and Restated Bylaws that were not in the previous bylaws are a provision governing the submission of notice of stockholder business to be brought before an annual meeting of stockholders and a provision governing the nomination of directors, including nominations by stockholders. The size range of the Board permitted under the Bylaws was also changed from one or more to between three and nine, due to the number of qualified and interested directors. Finally, adjournment and quorum require the majority of the shares issued and outstanding.

The description above of the changes to the Company’s bylaws is qualified in its entirety by reference to the First Amended and Restated Bylaws of GrowLife, Inc., set forth in Exhibit 3.2 to this Form 8-K and incorporated in this Item by reference.

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 3, 2014, the Company’s Board of Directors implemented the Company’s Code of Conduct and Ethics dated May 15, 2014. A copy of the Code of Conduct and Ethics is filed hereto as Exhibit 14.1.

Item    8.01 Other Events.

On June 3, 2014, the Board of Directors approved the Company’s Audit, Compensation and Nominations and Governance Committee Charters. Copies of these Charters are filed hereto as Exhibit 99.1-99.3.

Copies of these amended Charters and the Code of Ethics may also be found on the Company’s website at http://www.growlifeinc.com.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of GrowLife, Inc. dated May 23, 2014.
14.1	Code of Conduct and Ethics dated May 15, 2014.
99.1	Audit Committee Charter dated May 15, 2014.
99.2	Compensation Committee Charter dated May 15, 2014.
99.3	Nominations and Governance Committee Charter dated May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: June 9, 2014	By:	/s/ Marco Hegyi
Marco Hegyi
President